SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 11, 2009

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
Met-Pro Corporation’s Board of Directors has deemed Judith A. Spires a member of its class of Directors whose term of office expires with the 2011 Annual Meeting of Shareholders, effective as of June 11, 2009. Ms. Spires was previously a member of the class of Directors whose term of office expires with the 2010 Annual Meeting of Shareholders.

This change in Ms. Spires’ Directorship class was made because the recent death of Constantine N. Papadakis, Ph D., a member of the class of Directors whose term of office expires with the 2011 Annual Meeting of Shareholders, resulted in such class having only one member, which is not consistent with the Company’s bylaws nor New York Stock Exchange listing standards. This change in Ms. Spires’ Directorship class results in each of the Company’s three classes of Directors having two members as of the date of this report, which is consistent with the Company’s bylaws and New York Stock Exchange  listing standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  June 15, 2009
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer